UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2017

Motorcar Parts of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	001-33861	11-2153962
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2929 California Street, Torrance, California	90503
(Address of Principal Executive Offices)	(Zip Code)

(310) 212-7910
(Registrant’s telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 24, 2017, Motorcar Parts of America, Inc. (the “Company”) amended its Revolving Credit, Term Loan and Security Agreement (as amended to date, the “Loan Agreement”) by entering into the Fourth Amendment to Loan Agreement (the “Fourth Amendment”) with PNC Bank, National Association, as agent, and the financial institutions party thereto.  The Fourth Amendment, among other things, (a) increases the borrowing base limit with respect to inventory located in Mexico, (b) amends the definition of Consolidated EBITDA to raise the limitation on the add-back for non-capitalized transaction expenses related to the expansion of operations in Mexico, (c) increases the annual limit on permitted stock repurchases and dividends, and (d) modifies certain other baskets (including increasing certain baskets for permitted acquisitions) and thresholds to, among other things, further accommodate the expansion of operations in Mexico.

The foregoing summary of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the terms of the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Loan Agreement, dated as of April 24, 2017, among Motorcar Parts of America, Inc., each lender from time to time party thereto and PNC Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Motorcar Parts of America, Inc.

Date: April 27, 2017	By:	/s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel